UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2017 (July 21, 2017)

Micron Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain      Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2017, the Micron Solutions, Inc. (the “Company”) board of directors appointed Mr. Rodd E. Friedman to the Board of Directors, effective immediately.  Mr. Friedman will be a Class II director with his term expiring at the 2018 annual meeting.  Pursuant to the Board's standard compensation policy for non-employee directors, Mr. Friedman will be entitled to receive an annual cash retainer payable quarterly in arrears.  With the appointment, the Company’s Board consists of seven directors, six of whom are independent.

Mr. Friedman is the founder and managing member of REF Securities & Co. (“REF”), a private investment firm.  Mr. Friedman and REF currently own approximately 13% of the common stock of the Company.  REF is also the holder of $100,000 of the subordinated promissory notes issued by the Company in December 2013 and 20,000 warrants to purchase common stock.  REF has been principally engaged in investing in public and private equities and derivatives since 1991.   Prior to founding REF, Mr. Friedman was employed as an options trader at O’Connor and Associates, a market maker on the American Stock Exchange. Mr. Friedman received a Bachelor of Science in Finance from NYU Stern School of Business.

No family relationships exist between Mr. Friedman and any of the Company's other directors or executive officers. There are no arrangements between Mr. Friedman and any other person pursuant to which Mr. Friedman was nominated as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Friedman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On July 24, 2017, the Company issued a press release regarding the appointment of Mr. Rodd Friedman as a director.  The Company also announced the engagement of Bonifacio Consulting Services, LLC (“BCS”), a manufacturing consultancy firm with a focus on plastics, medical devices, contract manufacturing and outsourcing.  BCS has been engaged to analyze and benchmark the Company’s operations, suggest business development strategies, and improve operating performance.  A copy of the press release is included herein as Exhibit 99.01.

The information in this Item 7.01 disclosure, including Exhibit 99.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.01, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

99.01Press Release dated July 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 24th day of July, 2017.

MICRON SOLUTIONS, INC.

By:  /s/ Derek T. Welch

Derek T. Welch

Chief Financial Officer